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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-43691) of our report dated February 7, 1995, on our audit of the consolidated statements of income, shareholders' equity and cash flows of Shelter Components Corporation and subsidiaries for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.
South Bend, Indiana

January 21, 1998